Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report on Form  20-F/A of Elbit Systems Ltd. (the “Company”) for the year ended December  31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the“Report”), the undersigned, Joseph Ackerman, Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. sec. 1350, as adopted pursuant to sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: July 6, 2006

ELBIT SYSTEMS LTD.

/s/ Joseph Ackerman
Joseph Ackerman
Chief Executive Officer